Exhibit 99.1

IPG PHOTONICS ANNOUNCES THIRD QUARTER 2024 FINANCIAL RESULTS
Focusing on Execution and Future Growth Opportunities
Delivered Results At the High End of Guidance
MARLBOROUGH, Mass. – October 29, 2024 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the third quarter ended September 30, 2024.

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions, except per share data and percentages)	2024	2023	Change	2024	2023	Change
Revenue	$233.1	$301.4	(23)%	$742.8	$988.5	(25)%
Gross margin	23.2%	44.1%		33.4%	43.2%
Operating (loss) income	$(253.3)	$55.7	NM	$(222.2)	$203.2	NM
Operating margin	(108.7)%	18.5%		(29.9)%	20.6%
Net (loss) income attributable to IPG Photonics Corporation	$(233.6)	$55.0	NM	$(189.3)	$177.5	NM
(Loss) earnings per diluted share (1)	$(5.33)	$1.16	NM	$(4.22)	$3.73	NM

(1) Adjusted diluted EPS was $0.29 for the three months ended September 30, 2024. Refer to supplemental schedule of non-GAAP measures for reconciliation details.

NM - not meaningful.
Management Comments
"IPG has made important progress strategically and operationally in the last several months,” said Dr. Mark Gitin, IPG Photonics’ Chief Executive Officer. “Our third-quarter results were at the high end of our guidance when adjusted for the divested revenue. We completed our exit from Russia and are strengthening our position in fast-growing high-precision laser cleaning applications with the announced acquisition of cleanLASER. These moves, along with progress in our innovation pipeline and actions underway to gain efficiencies across our business, underscore that we are controlling what we can control as we position for demand recovery.”
Financial Highlights
Third quarter revenue of $233 million decreased 23% year over year due to lower demand in industrial and e-mobility markets. Changes in foreign exchange rates did not have a material impact on revenue. Materials processing sales accounted for 89% of total revenue and decreased 22% year over year, primarily due to lower sales in cutting applications. Other sales decreased 28% year over year due to lower revenue in medical and advanced applications. Emerging growth products sales accounted for 45% of total revenue, a slight decrease from 46% in the prior quarter due to lower revenue for high power pulsed lasers and medical products. By region, sales decreased 20% in North America, 27% in China, 29% in Europe and 8% in Japan on a year-over-year basis.
Gross margin of 23.2% decreased significantly year over year due to increased inventory provision and reduced absorption of manufacturing expenses, partially offset by lower tariffs and shipping costs. The inventory provision included $30 million related to a change in estimate of recoverability due to the current demand environment, which reduced gross margin by 12.8%, and diluted EPS by $0.49. Excluding this inventory provision results in an adjusted gross margin of 36.0%. Loss per diluted share (EPS) of $5.33 included loss on divestiture of our Russian operations which decreased operating income by $198 million and asset impairment charges of $27 million. These items decreased diluted EPS by $5.16 in the third quarter. Foreign exchange transaction loss decreased operating income by $1 million and earnings per share by $0.02. Excluding these items

Exhibit 99.1
results in an adjusted diluted EPS of $0.29 (1) in the third quarter. During the third quarter, IPG generated $66 million in cash from operations and spent $23 million on capital expenditures and $74 million on share repurchases.
Business Outlook and Financial Guidance
“We continue to believe we are bouncing along the bottom of a muted demand environment, which is supported by a book-to-bill of one for the third quarter. IPG’s strong technology portfolio and expertise across lasers positions us well in new growth areas where fiber lasers can replace incumbent technologies and differentiates us from competition," concluded Dr. Gitin.
For the fourth quarter of 2024, IPG expects revenue of $210 million to $240 million, gross margin between 35% and 38%, and operating expenses of $78 million to $80 million. The Company expects the fourth quarter tax rate to be approximately 25%, including certain discrete items. IPG anticipates delivering earnings per diluted share in the range of $0.05 to $0.35. This guidance excludes Russian operations which were sold in the third quarter.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, trade policy changes and trade restrictions, product demand, order cancellations and delays, competition, tariffs, currency fluctuations and general economic conditions. This guidance is based upon current market conditions and expectations, and is subject to the risks outlined in the Company's reports filed with the SEC, and assumes exchange rates relative to the U.S. dollar of euro 0.90, Japanese yen 143 and Chinese yuan 7.01, respectively.
Supplemental Financial Information
Additional supplemental financial information is provided in the unaudited Financial Data Workbook and Third Quarter 2024 Earnings Call Presentation available on the investor relations section of the Company's website at investor.ipgphotonics.com.
Conference Call Reminder
The Company will hold a conference call today, October 29, 2024 at 10:00 am ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company's website at investor.ipgphotonics.com.
Contact
Eugene Fedotoff
Senior Director, Investor Relations
IPG Photonics Corporation
508-597-4713
efedotoff@ipgphotonics.com
About IPG Photonics Corporation
IPG Photonics Corporation is the leader in high-power fiber lasers and amplifiers used primarily in materials processing and other diverse applications. The Company’s mission is to develop innovative laser solutions making the world a better place. IPG accomplishes this mission by delivering superior performance, reliability and usability at a lower total cost of ownership compared with other types of lasers and non-laser tools, allowing end users to increase productivity and decrease costs. IPG is headquartered in Marlborough, Massachusetts and has more than 30 facilities worldwide. For more information, visit www.ipgphotonics.com.

Exhibit 99.1
Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including those statements related to the acquisition of cleanLASER, our strong technology portfolio and expertise across lasers positioning us well in new growth areas where fiber lasers can replace incumbent technologies and differentiates us from competition, and statements related to revenue, gross margin and operating expenses outlook, tax rate and earnings guidance, and the impact of the U.S. dollar on our guidance for fourth quarter of 2024. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; inability to manage risks associated with international customers and operations; changes in trade controls and trade policies; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 21, 2024) and IPG's reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Adjusted Financial Information
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Supplemental Schedule of Non-GAAP Financial Measures” below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In thousands, except per share data)
Net sales	$233,143	$301,401	$742,797	$988,546
Cost of sales	179,054	168,499	494,986	561,015
Gross profit	54,089	132,902	247,811	427,531
Operating expenses:
Sales and marketing	22,233	22,243	67,718	63,518
Research and development	27,177	24,708	84,045	70,990
General and administrative	32,660	30,958	95,420	90,746
Net loss from divestiture and sale of assets	197,651	—	190,201	—
Impairment of long-lived assets	26,566	1,237	26,566	1,237
Restructuring charges (recoveries), net	—	(1,501)	—	(357)
Loss (gain) on foreign exchange	1,148	(449)	6,067	(1,798)
Total operating expenses	307,435	77,196	470,017	224,336
Operating (loss) income	(253,346)	55,706	(222,206)	203,195
Other income, net:
Interest income, net	11,103	11,569	38,058	28,366
Other (loss) income, net	(271)	545	248	1,161
Total other income	10,832	12,114	38,306	29,527
(Loss) income before provision for income taxes	(242,514)	67,820	(183,900)	232,722
Income tax (benefit) expense	(8,920)	12,826	5,441	55,272
Net (loss) income attributable to IPG Photonics Corporation	$(233,594)	$54,994	$(189,341)	$177,450
Net (loss) income attributable to IPG Photonics Corporation per share:
Basic	$(5.33)	$1.16	$(4.22)	$3.75
Diluted	$(5.33)	$1.16	$(4.22)	$3.73
Weighted average common shares outstanding:
Basic	43,837	47,237	44,901	47,364
Diluted	43,837	47,388	44,901	47,536

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2024	2023
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$883,871	$514,674
Short-term investments	135,444	662,807
Accounts receivable, net	163,541	219,053
Inventories	320,723	453,874
Prepaid income taxes	27,115	26,038
Prepaid expenses and other current assets	39,720	38,208
Total current assets	1,570,414	1,914,654
Deferred income taxes, net	106,254	88,788
Goodwill	38,484	38,540
Intangible assets, net	22,054	26,234
Property, plant and equipment, net	589,559	602,257
Other assets	28,365	28,425
Total assets	$2,355,130	$2,698,898
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$39,578	$28,618
Accrued expenses and other current liabilities	150,788	181,350
Income taxes payable	3,816	4,893
Total current liabilities	194,182	214,861
Other long-term liabilities and deferred income taxes	46,336	68,652
Total liabilities	240,518	283,513
Commitments and contingencies
IPG Photonics Corporation equity:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 56,591,081 and 43,248,080 shares issued and outstanding, respectively, at September 30, 2024; 56,317,438 and 46,320,671 shares issued and outstanding, respectively, at December 31, 2023.	6	6
Treasury stock, at cost, 13,343,001 and 9,996,767 shares held at September 30, 2024 and December 31, 2023, respectively.	(1,447,984)	(1,161,505)
Additional paid-in capital	1,025,268	994,020
Retained earnings	2,606,053	2,795,394
Accumulated other comprehensive loss	(68,731)	(212,530)
Total IPG Photonics Corporation equity	2,114,612	2,415,385
Total liabilities and equity	$2,355,130	$2,698,898

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2024	2023
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(189,341)	$177,450
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	46,623	52,678
Impairment of long-lived assets and restructuring charges (recoveries), net	26,566	(486)
Provisions for inventory, warranty & bad debt	76,434	43,889
Net loss from divestiture and sale of assets	190,201	—
Other	(2,338)	5,238
Changes in assets and liabilities that provided (used) cash, net of acquisitions:
Accounts receivable and accounts payable	56,156	(35,257)
Inventories	29,760	(20,736)
Other	(59,949)	(32,852)
Net cash provided by operating activities	174,112	189,924
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(75,358)	(85,256)
Proceeds from sales of property, plant and equipment	28,538	30,425
Purchases of short-term investments	(423,176)	(898,455)
Proceeds from short-term investments	966,214	789,844
Net cash outflow from divestiture	(25,324)	—
Other	385	446
Net cash provided by (used in) investing activities	471,279	(162,996)
Cash flows from financing activities:
Principal payments on long-term borrowings	—	(16,031)
Proceeds from issuance of common stock under employee stock option and purchase plans less payments for taxes related to net share settlement of equity awards	1,870	(432)
Purchase of treasury stock, at cost	(286,479)	(159,528)
Net cash used in financing activities	(284,609)	(175,991)
Effect of changes in exchange rates on cash and cash equivalents	8,415	(20,862)
Net increase (decrease) in cash and cash equivalents	369,197	(169,925)
Cash and cash equivalents — Beginning of period	514,674	698,209
Cash and cash equivalents — End of period	$883,871	$528,284
Supplemental disclosures of cash flow information:
Cash paid for interest	$95	$1,110
Cash paid for income taxes	$38,905	$55,001

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF AMORTIZATION OF INTANGIBLE ASSETS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In thousands)
Amortization of intangible assets:
Cost of sales	$441	$564	$1,369	$1,692
Sales and marketing	937	1,456	2,811	4,370
Total amortization of intangible assets	$1,378	$2,020	$4,180	$6,062

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In thousands)
Cost of sales	$2,206	$1,503	$6,472	$6,664
Sales and marketing	1,695	1,362	4,652	4,045
Research and development	2,966	2,330	8,048	6,171
General and administrative	4,261	2,949	10,258	10,582
Total stock-based compensation	11,128	8,144	29,430	27,462
Tax effect of stock-based compensation	(2,517)	(1,772)	(6,504)	(6,016)
Net stock-based compensation	$8,611	$6,372	$22,926	$21,446

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In thousands)
Excess tax (detriment) benefit on stock-based compensation	$(220)	$(55)	$(4,113)	$(1,741)

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Use of Non-GAAP Adjusted Financial Information

The following information provides the definition of adjusted gross profit, adjusted gross margin, adjusted net income and adjusted earnings per share (EPS) as presented by IPG Photonics Corporation (the “Company”), which are financial measures that are not calculated or presented in accordance with GAAP, and reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided adjusted gross profit, adjusted gross margin, adjusted net income and adjusted EPS as supplemental information and in addition to the financial measures presented by the Company that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented by the Company.

We define adjusted gross profit as gross profit as reported, adjusted for non-recurring, infrequent, or unusual changes, including a one-time inventory provision related to a change in estimate of recoverability due to the current demand environment.

We define adjusted gross margin as adjusted gross profit divided by total revenue.

We define adjusted net income as net income as reported, adjusted for non-recurring, infrequent, or unusual changes, including one-time charges incurred in connection with the disposition of our Russian operations, impairment of long-lived assets, loss on foreign currency exchange, tax impacts and a one-time adjustment to inventory provision related to a change in estimate of recoverability due to the current demand environment, and other adjustments that the Company believes appropriate.

We define adjusted EPS as adjusted net income divided by the weighted-average diluted shares outstanding.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts.

In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided below. These non-GAAP measures exclude (a) a one-time adjustment to our inventory provision related to a change in estimate of recoverability due to the current demand environment, (b) one-time adjustments relating to the net loss from divestiture and sale of assets incurred in the disposition of our Russian operations in the third quarter of 2024and (c) impairment of long lived assets related to our Belarusian operations.

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Three Months Ended September 30,
2024
(In thousands, except percentages)
Gross profit	$54,089
Gross margin	23.2%
Add: Inventory provision	29,884
Adjusted gross profit	$83,973
Adjusted gross margin	36.0%

	Three Months Ended September 30,
	2024
(In thousands, except per share data)	Before Tax	Tax Impact	After Tax	Per Diluted Share
Net (loss) income attributable to IPG Photonics Corporation and diluted EPS			$(233,594)	$(5.33)
Adjustments to reconcile to adjusted net income:
Inventory provision	$29,884	$(8,407)	21,477	0.49
Long-lived asset impairment	26,566	—	26,566	0.61
Loss on divestiture	197,651	1,824	199,475	4.55
Loss on foreign exchange	1,148	(190)	958	0.02
Discrete tax impacts		(1,981)	(1,981)	(0.05)
Total adjustments	$255,249	$(8,754)	$246,495	$5.62
Adjusted net income and adjusted diluted EPS			$12,901	$0.29